Exhibit 10.2

IONICS, INCORPORATED
1979 Stock Option Plan
As Amended through March 27, 2003

1.	Purposes of Plan.

        This 1979 Stock Option Plan (hereinafter called the "Plan") of Ionics, Incorporated (hereinafter called the "Company") is intended to advance the interests of the Company (and its subsidiaries) by providing a means whereby key employees of the Company, that is, those who are largely responsible for its management and its technical and business success, and are expected to continue in this role, may be offered incentives in addition to the other incentives which they may hold, such as pensions, etc.

2.	Definitions.

        2.1 "Subsidiaries" or "Subsidiary" shall mean a corporation, partnership or other entity whose controlling stock or other ownership interest is owned directly or indirectly by the Company.

        2.2 A "key employee" shall mean an employee of the Company or of any of its Subsidiaries who is engaged in an important executive, administrative or technical function who is classified by the Administrators of the Plan as such within the purposes of the Plan.

3.	Effective Date and Duration.

        The Plan will become effective immediately upon its adoption by the Board of Directors of the Company, subject, however, to approval by the holders of a majority of the outstanding shares of its capital stock having voting rights present at the meeting when the matter was acted upon. The Plan shall remain in effect until the close of business on February 15, 1999 (the "Termination Date").

4.	Stock Subject to the Plan.

        Subject to adjustment as provided hereinbelow, the total aggregate number of shares of Common Stock, One Dollar ($l) per share par value (hereinafter "Common Stock"), of the Company which are to be issued and delivered upon exercise of options granted pursuant to this Plan (hereinafter called the "Options" and each singly an "Option") or pursuant to the earn out of Performance Units under this Plan, shall not exceed 3,610,000 shares of said Common Stock. Such shares may either be authorized and unissued shares of Common Stock or issued shares of Common Stock which shall have been reacquired by the Company and held as treasury shares. In the event that any Options granted under the Plan shall be surrendered to the Company or shall terminate, lapse or expire for any reason without having been exercised in full, the shares not purchased under such Options shall be available again for the purposes of issuance pursuant to the Plan.

        In the event that the outstanding shares of the Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares, or other securities of the Company or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in stock, corresponding adjustments as determined by the Board of Directors in their sole discretion to be appropriate shall forthwith be made in the Option price and in the number and kind of shares for the purchase of which Options may theretofore or thereafter be granted under the Plan; provided, however, the aggregate total Option price of Options then outstanding and unexercised shall not be changed thereby.

5.	Administration of the Plan.

        The Plan shall be administered by the Board of Directors of the Company or such committee composed of its Directors as may be delegated this duty and function by resolution of the Board of Directors (said Board or said Committee, as the case may be, being hereinafter referred to as the "Administrators"). The Administrators shall be comprised of, to the extent required by applicable regulations under Section 162(m) of the Code, two or more outside Directors as defined in applicable regulations thereunder and, to the extent required by Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any successor provision, disinterested Directors. A majority of the Administrators acting upon a particular matter shall have no personal interest in the Option or matter with which they are concerned.

        Subject to the express provisions of the Plan, the Administrators acting by a majority of their number at a meeting or by written consent shall have plenary authority in their discretion to grant Options under the Plan, and in relation thereto to determine from time to time those officers or employees of the Company or of its Subsidiaries who are to receive Options, the number of shares to be optioned to each, the Option price (which shall not be less than the par value of the stock subject to the Option) and the terms and conditions upon which the Options are to be granted, which need not be identical; including, without limitation, requirements that an exercise of the Option may be conditioned in whole or in part upon duration of the optionee's employment, his attainment of specified performance criteria, his refraining from competitive activities and other conditions. Options may be granted at any time prior to termination of the Plan and the Options granted may extend beyond the Termination Date.

        Subject to the express provisions of the Plan, the Administrators may (1) construe the respective stock option agreements and the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan and make all other determinations necessary or advisable for administering the Plan, and (2) correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any stock Option agreement and in the manner and to the extent they shall deem expedient to carry it into effect and (3) constitute and appoint, a person or persons selected by them to execute and deliver in the name and on behalf of the Administrators all such agreements, instruments and other documents (including without limitation of the generality of the foregoing documents evidencing amendments of individual stock Options and other actions delegated to the Administrators by the votes of the Board of Directors adopted at their meeting on February 18, 1982, relating to "incentive stock options").

        The Administrators shall have the authority in their discretion to determine from time to time those officers or employees of the Company or of its Subsidiaries who are eligible to receive Performance Units, as hereinafter defined. In connection therewith the Administrators shall have the authority to prescribe the number of Performance Units to be granted to any key employee and all terms thereof and to adopt, amend and rescind rules and regulations for the administration of Performance Units.

6.	Persons to whom Options and Performance Units may be Granted.

        Only persons who are officers of, or who are "key employees" of the Company or any of its Subsidiaries, and who accept an Option or Performance Unit granted hereunder, as the case may be, and subject to all of the terms and conditions of this Plan may be granted any Options or Performance Units under this Plan. During any one-year period, no individual shall be granted Options and/or Performance Units which could result in the issuance to such individual of more than 100,000 shares of Common Stock.

7.	The Option Price.

        The price payable upon exercise of an Option granted hereunder (the "Option Price") shall be an amount as specified by the Administrators which shall not be less than the par value of the stock which is subject to the Option and which shall be paid upon exercise of the Option (1) in cash, (2) with shares of the Company of the same class as the shares issuable upon exercise of the Option, previously acquired by the Optionee and having an aggregate fair market value equal to the aggregate Option Price payable, or (3) in any combination of cash and of such shares so valued. In the event such shares are delivered to pay all or a portion of the Option Price -

(a)

such shares shall be valued at the closing price for such stock on the American Stock Exchange or other exchanges or markets where such shares are primarily traded, as reported on the date of such delivery of the shares, and

(b)

a number of the shares being issued upon exercise of the Option which is equal to the number of shares of such stock delivered in payment of the Option Price shall be issued free from repurchase rights of the Company under said Plan or Stock Option Agreement evidencing the Option.

8.	The Duration of the Options.

        The duration of the Options granted hereunder shall be as determined by the Administrators but shall not exceed a period of ten years from the date of grant. Notwithstanding the preceding sentence, the duration of Options not designated as Incentive Stock Options pursuant to Section 17 may be a period of ten years and one day from the date of grant.

9.	Nontransferability of Options.

        No Option granted under the Plan shall be encumbered, assigned, or otherwise transferred, and an Option may be exercised during the lifetime of the Optionee only by such person, and the stock Option agreement covering the Option shares shall so provide.

10.	Exercise of Options.

The exercise, in whole or in part, of any Option granted under the Plan shall be:

(a)	subject to compliance of all conditions or restrictions stated in Section 11 of this Plan or imposed at the time the Option is granted, and

(b)	exercisable only by the employee to whom granted and while he remains in the employment of the Company or any of its Subsidiaries, except that -

(1)

if the employee holding the Option ceases to remain in such employment for any reason other than his or her voluntary termination or his or her being terminated by the Company (or its Subsidiary employing said employee) because of his malfeasance, violation of this or any other agreement with the Company (or its employing Subsidiary), or other like justifiable cause, the employee shall have the right within thirty (30) days after said termination to exercise the Option to the extent it would have been exercisable by the employee immediately before the employee's termination, and

(2)

if the employee holding the Option shall die while in said employment or within said thirty-day period after its termination as described in sub-paragraph (1) above, the Option, to the extent exercisable by said employee at the time of his death, may be exercised within ninety (90) days after his death by the executor or administrator of the employee's estate.

(3)

Notwithstanding Sections 10(b)(1) and 10(b)(2) hereof, the Board of Directors may in its discretion amend any outstanding Option granted under the Plan (i) to permit the continuing exercisability of such Option (to the extent then exercisable) after the employee holding such Option ceases to be employed by the Company for such period of time as may be determined by the Board of Directors, not to exceed the remaining term of such Option, and (ii) to permit the exercise of such Option by the executor or administrator of such employee's estate in the event of such employee's death at a time when such Option remains exercisable.

         Options shall be exercised in each instance by the person entitled to exercise them by giving written notice of exercise to the Company (to its Treasurer) substantially in the form of Exhibit A annexed hereto and tendering payment of the entire Option Price payable.

        Unless the shares deliverable upon exercise of Options are registered or qualified for public sale by an effective Registration Statement of the Company under the Securities Act of 1933, as amended (or any superseding law) and are registered or qualified for sale under all applicable state securities laws, the person to whom the stock is issued and delivered hereunder shall confirm to the Company that the recipient is purchasing the shares for investment and not with a view to effecting any distribution or resale of the shares.

        In no instance may an Option be exercised for less than one full share of the stock.

11.	Restrictions Applicable to Stock Issued and Delivered Under the Plan.

11.1	The Company may elect in granting an Option to include a provision that during the period of five years from the date of grant of the Option, the Company shall have the right to repurchase stock acquired by exercise of the Option, at a price payable in cash equal to the price which the Company received upon its issuance, to the following extent

 If the Repurchase right                     Portion of the Shares
        arises prior to                      Subject to Repurchase
        ---------------                      ---------------------

 the end of first year                                 All

 the end of the second year                  the excess of 20%  of
                                             the Option shares held

 the end of the third year                   the excess of 40% of
                                             the Option shares held

 the end of the fourth year                  the excess of 60% of
                                             the Option shares held

 the end of the fifth year                   the excess of 80% of
                                             the Option shares held

 After the fifth year of                               None
 holding
and upon the following events:
(a)	if the employee issued the Option shall cease to be an employee of the Company or of any of its Subsidiaries because of the employee's voluntary termination of said employment or his being terminated therefrom because of his malfeasance, violation of this or any other agreement with the Company or said Subsidiary for like justifiable cause, and/or

(b)	before the participant may sell or transfer the stock in any manner, whether voluntarily, by action of law or otherwise.

Said right of the Company to repurchase the stock may be exercised by the Company at any time within thirty (30) days after it has notice of any such event. At the closing of said purchase (which shall be held on the fifth business day following the Company's delivery of written notice to the holder that the Company has elected to so purchase the shares) the Company shall pay the purchase price to the holder against its receipt of delivery of the stock certificates representing the stock being purchased, duly endorsed or with duly executed stock powers to effect transfer of the stock to the Company. If the Company does not elect to exercise said repurchase right within said period, the holder shall be free to sell or transfer the stock free of such restriction, but unless said stock has been registered or qualified for public sale under an effective Registration Statement or other authorization under the Securities Act of 1933, as amended (or under any superseding law) and qualified for public sale under any applicable state securities laws, the holder shall not so sell or transfer without prior written notice to the Company and furnishing to the Company an opinion of legal counsel or of said regulatory authority, satisfactory to the Company, that no such registration or qualification of the stock is required in the circumstances.

11.2	Each stock certificate representing stock issued upon exercise of an Option hereunder shall bear such legend referring to these restrictions as the Company may require, and it shall not transfer ownership of such stock on its records except upon compliance with these restrictions.

12.	Stock Option Agreement Required.

        Each stock Option granted under the Plan shall be evidenced by a "Stock Option Agreement" between the Company and the employee granted the Option, to be in such form as the Administrators in granting the Option shall determine, provided that said Stock Option Agreement shall in any event include an undertaking on the part of the Employee to whom the Option is granted (the "Optionee") that in consideration for the grant of such Option, the Optionee will not at any time during his employment by the Company or by any of its Subsidiaries (as defined in the Plan) or within two (2) years following the date of termination of said employment, without the written consent of the Company, directly or indirectly, accept employment from, or engage in any work or activities as an employee, officer, Director, agent, consultant, partner, proprietor or principal stockholder for any other corporation, person or entity which is substantially competitive to the business in which the Company or its Subsidiaries are then engaged.

13. Effect of the Option.

        The grant of an Option under the Plan shall not entitle the Optionee to have or claim any rights of a stockholder of the Company (whether as to dividends, voting rights or otherwise).

        Neither-the grant of an Option nor the making of any Stock Option Agreement under this Plan shall confirm upon the Optionee any right with respect to continuation of his or her employment nor shall it affect or restrict the right of the Company, any Subsidiary of it, or any assuming Company, or any successor of either of them employing the Optionee to terminate such employment at any time.

14.	Termination, Suspension, Amendment or Modification of the Plan.

        The Board of Directors of the Company may at any time amend, alter, suspend or terminate the Plan provided that:

(a)	No change shall be made which, in the judgment of its Board of Directors, will have a material adverse effect upon any Option previously granted under this Plan unless the consent of the Optionee is obtained in writing.

(b)	Without the approval by the holders of a majority of the outstanding shares of its capital stock having voting rights,

(1)	the maximum number of shares reserved for issuance upon the exercise of Options under the Plan may not be changed; and

(2)	the classes of employees to whom Options may be granted under the Plan may not be changed.

15.	Merger, Consolidation or Sale of the Entire Business of the Company.

        If, prior to the expiration of the Plan, or the period of restriction during which the Company may have or may obtain rights to repurchase stock issued hereunder pursuant to Section 11 of the Plan, the Company shall merge with, consolidate in or with, or sell all or substantially all of its assets and business to another corporation or entity (other than a company or entity which continues under the control of the same persons who were the stockholders or owners of the Company immediately prior to the event), all Options then outstanding shall become subject to exercise in full and all of said repurchase rights of the Company shall terminate as of the effective date of said transaction.

16.	Optionee Shall Comply with Applicable Laws and Regulations upon Exercise.

        Upon exercise of any Option granted hereunder, the person exercising the Option shall file any and all reports if any, required of such person under the Securities Exchange Act of 1934, as amended, or otherwise.

17.	Incentive Stock Options.

        The special terms and conditions of this Section 17 shall apply to Stock Options granted hereunder which meet any of the following requirements ("Incentive Stock Options"):

(a)	Options considered under the Internal Revenue Code to have been granted on or after January 1, 1981, and before August 14, 1981, as to which the Optionee consents in writing to the application of this Section 17; and

(b)	Options granted on or after August 14, 1981, and before February 18, 1982, which the Administrators designate in the Stock Option Agreement as Incentive Stock Options, and as to which the Optionee consents in writing to the application of this Section 17; and

(c)	Options granted on or after February 18, 1982, which the Administrators designate in the Stock Option Agreement as Incentive Stock Options.

        The following special terms and conditions (in all of which, any reference to the date of grant of a Stock Option shall mean the date on which the Stock Option is considered to have been granted under Sections 421 through 425 of the Internal Revenue Code and the regulations issued thereunder) shall apply to all Incentive Stock Options:

17.1	Option Price. The Option Price shall be not less than the fair market value of the stock covered by the Option, determined as of the date of grant of the Option.

17.2	Prior Outstanding Option. No Incentive Stock Option may be exercised while there remains outstanding, within the meaning of Section 422A(c)(7) of the Internal Revenue Code, any other Incentive Stock Option which was granted at an earlier date to the Optionee to purchase stock in this Corporation or in any other corporation which is on the date of grant of the later Option either a parent or subsidiary corporation of this Corporation, or a predecessor corporation of any of such corporations. The Stock Option Agreement for every Incentive Stock Option shall include a provision to this effect. The two preceding sentences shall have no application to any Incentive Stock Option granted after December 31, 1986.

17.3	No Further Grants. No Option granted after February 15, 1989, shall be designated an Incentive Stock Option.

17.4	Ten Percent Stockholder. If any Optionee to whom an Incentive Stock Option is to be granted pursuant to the provisions of the Plan is on the date of grant the owner (as determined under Section 424(d) of the Internal Revenue Code) of stock possessing more than 10% of the total combined voting power of all classes of stock of this Corporation or any of its subsidiaries, then the following special provisions shall be applicable to the Option granted to such individual:

(i)	The Option Price per share of stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of stock on the date of grant; and

(ii)	The Option shall not have a term in excess of five (5) years from the date of grant.

        Except as modified by the preceding provisions of this Section 17, all the provisions of the Plan shall be applicable to the Incentive Stock Options granted hereunder.

18.	Special Bonus Grants.

        The Administrators may, but shall not be required to, grant in connection with any Option which is not designated an Incentive Stock Option a special bonus in cash in an amount not to exceed the combined federal and state income tax liability incurred by the Option holder as a consequence of his acquisition of stock pursuant to the exercise of the Option, and payment of the bonus; payable, at the discretion of the Administrators, in whole or in part to federal and state taxing authorities for the benefit of the Option holder at such time or times as withholding payments of such income tax may be required, and the remainder, if any, to be paid in cash to the Optionee at the time or times at which he is required to make payment of such tax. In the event that an Option with respect to which a special bonus has been granted becomes exercisable by the personal representative of the estate of the Optionee in accordance with Section 10, the bonus shall be payable to or for the benefit of the estate in the same manner and to the same extent as it would have been payable to or for the benefit of the Optionee had he survived to the date of exercise. A special bonus may be granted simultaneously with a related Option, or granted separately with respect to an outstanding Option granted at an earlier date. In the case of an Optionee who is an officer or a director of the Company, an Option with respect to which a special bonus is granted may be exercised:

(a)	no earlier than six months after the date on which the bonus is granted; provided, however, that this limitation shall not apply in the event that the Optionee dies or becomes disabled before the expiration of six months after the date on which the bonus is granted; and

(b)	only within one of the following:

(i)	a period beginning on the third business day and ending on the twelfth business day following the release for publication by the Company of a quarterly or annual summary statement of its sales and earnings; or

(ii)	a period beginning on the first day and ending on the thirtieth day following the date of approval by the stockholders of the Company of (x) any consolidation or merger of the Company in which the Company does not survive as an independent, publicly owned corporation, or pursuant to which shares of Common Stock would be converted into cash, securities, or other property (other than a merger in which the holders of Common Stock immediately before the merger have the same proportionate ownership of common stock of the surviving corporation after the merger), or (y) a transfer of all or substantially all of the assets of the Company (other than a transfer to a subsidiary corporation controlled by the Company), or (z) the liquidation or dissolution of the Company; or

(iii)	a period beginning on the first day and ending on the thirtieth day following (x) the acquisition of beneficial ownership of thirty percent (30%) or more of the outstanding voting shares of the Company, whether in one transaction or a series of transactions, by another corporation, entity or person or group of corporations, entities or persons theretofore beneficially owning less than thirty percent (30%) of such shares, or (y) the first purchase of shares pursuant to a tender or exchange offer (other than one made by the Company) for voting shares of the Company or securities convertible into voting shares, after which offer the offeror, if successful, will become the beneficial owner of at least 30% of the outstanding voting shares of the Company.

        For purposes of this Section 18, the income tax liability incurred by the Option holder shall be calculated as described in the attached appendix A, as of the date on which an amount is includible in the Option holder's income pursuant to Section 83 of the Internal Revenue Code of 1986 as a consequence of his acquisition of stock pursuant to the exercise of an Option. The fair market value of the option stock shall be its closing price on the American Stock Exchange or other exchanges or markets where such shares are permanently traded, for the date in question, and the tax rate applicable to an Option holder shall be the single rate or the highest graduated rate (exclusive of surtax) applied to earned income by a relevant taxing jurisdiction.

19.	Performance Units. All Performance Units granted under the Plan shall be on the following terms and conditions (and such other terms. and conditions that the Administrators-may establish which are consistent with the Plan):

(a)	A Performance Unit is defined as the right of a key employee who has been granted the same to receive cash and/or Common Stock and/or Options conditioned upon and measured by the attainment of financial goals set by the Administrators. Performance Units granted under the Plan shall be evidenced by agreements in such form and containing such terms and conditions, not inconsistent with the Plan, as the Administrators may approve.

(b)	The Administrators shall determine the number of Performance Units to be granted to each key employee selected for an award and may establish a stated value (the "Stated Value") of each Performance Unit.

(c)	Payment of Performance Units shall be made by the Company to the extent that such Performance Units are earned out by attainment of the performance objectives set for such Performance Units by the Administrators pursuant to subsection (d) below. Such payment may be in the form of the grant of Options, or, if made in cash or shares of Common Stock, shall have a value equal to the dollar value of the Performance Units earned out. Subject to the provisions of Section 5, payment of the amounts to which participants are entitled to be paid in respect of Performance Units as provided above shall be made in cash, shares of Common Stock or Options, or in some combination thereof, as the Administrators may determine. The Administrators, in their sole discretion, may defer distribution of one-half of the amount of the payment for a period up to twelve months following the date in which the decision as to entitlement to payment is made.

(d)	The award period ("Award Period") in respect of any Performance Units shall be a period set by the Administrators. At the time each grant of Performance Units is made, the Administrators shall establish performance objectives to be attained within the Award Period as a condition of such Performance Units being earned out. The performance objectives shall be based on a specific dollar amount of growth or on a percentage rate of improvement in such elements as the Company's (or a subsidiary's) earnings per share, income, return on equity or such other measures related to growth or improvement of the Company (or its Subsidiaries) as the Administrators shall determine. The Administrators shall determine whether the performance objectives in respect of an Award Period have been attained, as well as the value of the Performance Units consequently earned out.

(e)	In the event that recipient of a grant of Performance Units ceases to be a key employee prior to the end of the Award Period by reason of disability or death, his Performance Units if ultimately earned out shall be payable at the end of the Award Period in proportion to the active service of the key employee during the Award Period, as determined by the Committee. Upon any other termination of employment, Performance Units and all rights associated therewith shall terminate unless the Administrators in their discretion shall determine otherwise. For purposes of this subsection, the term "disability" means disability as defined in any disability program maintained by the Company or a subsidiary.

(f)	Performance Units may not be transferred otherwise than by will or the laws of descent.

(g)	If, as a result of any change in accounting principles or practices or the method of their application or in any tax or other laws or regulations, the earnings per share or other established criteria of the Company or its Subsidiaries as reported in the Company's annual report to stockholders differs materially from the earnings per share or other such criteria which would have been reported absent such change, the Administrators may, in their discretion, equitably adjust the reported earnings per share or other such criteria used in determining the attainment of any performance objectives previously established by the Administrators as a condition of earning out Performance Units.

(h)	In the event of a stock dividend or other transaction described in the last paragraph of Section 4, the Administrators may make appropriate adjustments in performance objectives, such as earnings per share, for outstanding Performance Units. In the event of a merger, consolidation, acquisition or liquidation described in the Section 15, all outstanding Performance Units and all rights relating thereto shall terminate, except as otherwise determined by the Administrators.

(i)	No payments will be made with respect to Performance Units unless arrangements satisfactory to the Administrators are made for any federal income tax withholding or other withholding required.

(j)	Unless Shares deliverable upon earn out of Performance Units are registered or qualified for public sale by an effective Registration Statement of the Company under the Securities Act of 1933, as amended (or any superseding law) and are registered or qualified for sale under all applicable state securities laws, the person to whom the Common Stock is delivered shall confirm to the Company that such recipient is purchasing the Shares for investment and not with a view to effecting any distribution or resale of the Shares.